Exhibit 4.2

                                    EXHIBIT A

              CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,
              PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
                         RIGHTS OF SERIES A CONVERTIBLE
                   PREFERRED STOCK, $.001 PAR VALUE PER SHARE

     Pursuant to Title 7, Chapter 78, Section 78.1955 of the Nevada Revised Statutes

     It is hereby certified that:

     I. The name of the corporation is BestNet Communications Corp. (the "CORPORATION"), a Nevada corporation.

     II. The certificate of incorporation of the Corporation, as amended, authorizes the issuance of Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     III. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it, has adopted the following resolutions creating a class of Series A Convertible Preferred Stock:


     RESOLVED, that a portion of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Corporation shall be designated as a separate series possessing the rights and preferences set forth below:

     1. DESIGNATION: NUMBER OF SHARES. The designation of said series of Preferred Stock shall be Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"). The number of shares of Series A Preferred Stock shall be 4,500,000. Each share of Series A Preferred Stock shall have a stated value equal to $0.001 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "STATED VALUE"), and $.001 par value.

     2. RANKING. The Series A Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share ("COMMON STOCK"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series A Preferred Stock (which may be withheld in such holders' reasonable discretion), such class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series A Preferred Stock); (iii) Pari Passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of the Series A Preferred Stock (which may be withheld in such holders' reasonable discretion) specifically ranking, by its terms, on parity with the Series A Preferred Stock ("PARI PASSU SECURITIES"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock (which may be withheld in such holders' reasonable discretion) obtained in accordance with Section 8 hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock ("SENIOR Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     3.   DIVIDENDS.

          (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

          (b) No dividends shall be paid on any Common Stock of the Corporation unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this section) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

          (c) The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     4.   LIQUIDATION RIGHTS.

          (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Common Stock or any other capital stock hereafter authorized that ranks junior to the Series A Preferred Stock (collectively, the "JUNIOR STOCK"), out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series A Preferred Stock and all accrued and unpaid dividends, if any, to and including the date of payment thereof. Upon the payment in full of all amounts due to Holders of the Series A Preferred Stock the Holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holders of Series A Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the Holders of shares of Junior Stock ratably among the Holders of the Series A Preferred Stock.

          (b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 4.

     5. CONVERSION INTO COMMON STOCK. Shares of Series A Preferred Stock shall have the following conversion rights and obligations:

          (a) Subject to the further provisions and restrictions set forth in this paragraph 5, each Holder of shares of Series A Preferred Stock shall have the right at any time commencing after the issuance to the Holder of Series A Preferred Stock and the Shareholder Approval (as defined below), to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 5(i) below) determined in accordance with the Conversion Price provided in paragraph 5(b) below (the "CONVERSION PRICE") by tendering to the Company the cash sum of $0.10 multiplied by the number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible. Such payment shall be made by certified check or wire transfer of funds to an account designated by the Company. All issued or accrued but unpaid dividends, if any, may be converted at the election of the Holder simultaneously with the conversion of principal amount of Stated Value of Series A Preferred Stock being converted.

     Notwithstanding anything herein to the contrary, the Series A Preferred Stock shall not be convertible into Common Stock until such time as there are sufficient authorized but unissued shares of Common Stock of the Corporation for such purpose. Promptly following the issuance of shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be reasonably necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose, including engaging in commercially reasonable efforts to obtain the requisite shareholder approval (the "SHAREHOLDER APPROVAL"); provided, however, that the rights contained in this Certificate shall constitute the Series A Preferred Stock holders' sole remedy in the event that the Corporation fails to obtain the requisite shareholder approval to increase the number of authorized but unissued shares of Common Stock in a manner sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

          (b) The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be two (2). The Conversion Price per share shall be $0.10.

          (c) Subject to the restrictions set forth in this Section 5, the Holder of any certificate representing shares of Series A Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into Common Stock by delivering or telecopying an executed and completed notice of conversion to the Corporation or the Corporation's Transfer Agent and delivering within three business days thereafter, the original certificate for the Preferred Stock properly endorsed for or accompanied by duly executed instruments of transfer (and such other transfer papers as said Transfer Agent may reasonably require) to the Corporation or the Corporation's Transfer Agent, in addition to payment in full of the Conversion Price multiplied by the number of shares of Common Stock to be issued upon conversion. Each date on which a notice of conversion is delivered or telecopied to the Corporation or the Corporation's Transfer Agent in accordance with the provisions hereof shall be deemed a Conversion Date. A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A. The Corporation will transmit the certificates representing the shares of Common Stock issuable upon conversion of any Series A Preferred Stock (together with the Series A Preferred Stock representing the shares not converted) to the Holder via express courier, by electronic transfer or otherwise, within four business days after receipt by the Corporation of the original or telecopied notice of conversion and the Series A Preferred Stock representing the shares to be converted ("DELIVERY DATE"). The Holder of the shares so surrendered for conversion shall be entitled to receive on or before the Delivery Date a certificate or certificates that shall be expressed to be fully paid and non-assessable for the number of shares of Common Stock to which such Holder shall be entitled upon such conversion registered in the name of such Holder. The Corporation is obligated to deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional Common Stock representing the conversion at the Conversion Price, of dividends accrued on the Series A Preferred Stock being converted. In the case of any Series A Preferred Stock that is converted in part only the Holder of shares of Series A Preferred Stock shall upon delivery of the certificate or certificates representing Common Stock also receive a new share certificate representing the unconverted portion of the shares of Series A Preferred Stock. Nothing herein shall be construed to give any Holder of shares of Series A Preferred Stock surrendering the same for conversion the right to receive any additional shares of Common Stock or other property which results from an adjustment in conversion rights under the provisions of paragraph (d) or (e) of this paragraph 5 until Holders of Common Stock are entitled to receive the shares or other property giving rise to the adjustment.

     In the case of the exercise of the conversion rights set forth in paragraph 5(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation or Transfer Agent of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record Holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series A Preferred Stock so converted.

               Upon the conversion of any shares of Series A Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

               The Corporation shall not be required, in connection with any conversion of Series A Preferred Stock, and payment of dividends on Series A Preferred Stock to issue a fraction of a share of its Series A Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

               The Corporation and Holder may not convert that amount of the Series A Preferred Stock on a Conversion Date in amounts inconsistent with the limitations set forth in the Subscription Agreement in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on such Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock with respect to which the determination of this proviso is being made on such Conversion
Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Holder may revoke the conversion limitation described in this Paragraph upon 75 days prior notice to the Corporation or upon an Event of Default hereunder. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

          (d) The Conversion Price determined pursuant to 4(b) shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion pursuant to this paragraph 5(d)(i) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

          (e) (i) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series A Preferred Stock shall have terminated, as part of such merger lawful provision shall be made so that Holders of Series A Preferred Stock shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph (d) of this paragraph 5. The foregoing provisions of this paragraph 5(e) shall similarly apply to successive mergers.

               (ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders of Series A Preferred Stock shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

          (f) Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph 5, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder of record of Series A Preferred Stock notice of such adjusted conversion price.

          (g)  In case at any time the Corporation shall propose:

               (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the Holders of its Common Stock; or

               (ii) to offer for subscription to the Holders of its Common Stock any additional shares of any class or any other rights; or

               (iii) any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

               (iv) the voluntary dissolution, liquidation or winding-up of the Corporation; then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series A Preferred Stock and for the Common Stock and to the Holders of record of the Series A Preferred Stock.

          (h) So long as any shares of Series A Preferred Stock shall remain outstanding and the Holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 5 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions, subject to the Corporation's obligation to seek shareholder approval to increase its authorized but unissued Common Stock as set forth in paragraph 5(a).

          (i) The term Common Stock as used in this paragraph 5 shall mean the $.001 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed or shares of stock of any class of other securities and/or property into which the shares of Series A Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 5.

          (j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

          (k) In the event a Holder shall elect to convert any shares of Series A Preferred Stock as provided herein, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said shares of Series A Preferred Stock shall have been issued and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of the Series A Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

     6. MANDATORY CONVERSION. The shares of Series A Preferred Stock and dividends may not be converted without the consent of the Holder.

     7. VOTING RIGHTS. The shares of Series A Preferred Stock shall not have voting rights.

     8. STATUS OF CONVERTED OR REDEEMED STOCK. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.


Dated: ___________ ___, 2003


                                        BESTNET COMMUNICATIONS CORP.


                                        By: ____________________________________

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series A Convertible Preferred Stock of BestNet Communications Corp.)

     The undersigned hereby irrevocably elects to convert ______________ shares of the above Series A Convertible Preferred Stock into shares of Common Stock of BestNet Communications Corp. (the "Corporation") according to the conditions hereof, as of the date written below.

Date of Conversion: ____________________________________________________________

Conversion Cost Per Share: $.10

Dollar Amount Paid to the Company for Conversion: ______________________________

Number of Common Shares Issuable Upon This Conversion: _________________________





Signature: _____________________________________________________________________

Print Name: ____________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

Deliveries Pursuant to this Notice of Conversion Should Be Made to:

________________________________________________________________________________

________________________________________________________________________________